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By-Laws

of

Potomac Capital Joint Leasing Corporation

(a Delaware corporation)

As amended
July 8, 2004

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Potomac Capital Joint Leasing Corporation

BY-LAWS

Article I

OFFICES

          Section 1. The registered office of Potomac Capital Joint Leasing Corporation (hereinafter called the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. The Corporation may also have offices at other places both within and without the State of Delaware.

Article II

MEETINGS OF SHAREHOLDERS

          Section 1. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (hereinafter called the Board) and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware

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to be taken at a shareholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 3 of this Article.

          Section 2. A special meeting of the shareholders for any purpose or purposes may be called by the Board, the Chairman of the Board or the President of the Corporation or a shareholder or shareholders holding of record at least a majority of the shares of Common Stock of the Corporation issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

          Section 3. Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of the shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by al 1 the shareholders.

Article III

DIRECTORS

          Section 1. The Board of Directors of the Corporation shall consist of six persons. The Directors need not be shareholders. Each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

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          Section 2. One member of the Board shall constitute a quorum for the transaction of business. The acts of a majority of the directors present at a meeting at which a quorum is present shall, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, or by these By-Laws, be the acts of the Board of Directors.

          Section 3. (a) Any director may resign at any time by giving written notice of his resignation to the Board. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          (b) Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the shareholders pursuant to Section 3 of Article II hereof.

          (c) Vacancies in the Board and newly created directorships resulting from any increase in-the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

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          Section 4. (a) As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article.

          (b) Other meetings of the Board shall be held at such times and places as the Board, the Chairman of the Board or the President shall from time to time determine.

          (c) The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the person entitled thereto whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

          (d) The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

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          Section 5. The Chairman of the Board may be elected from among the members of the Board at its organization meeting and following each annual meeting of shareholders. He shall preside at meetings of the Board and of the shareholders, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He shall perform such other duties as the Board may from time to time determine. Except as otherwise provided by resolution of the Board, he shall be ex-officio a member of all committees of the Board.

          Section 6. Action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

          Section 7. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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          Section 8. The Board of Directors may also, by resolution or resolutions adopted by not less than the number of directors necessary to constitute a quorum of the Board, designate one or more other committees, each such committee to consist of such number of directors as the Board may from time to time determine, which, to the extent provided in said resolution or resolutions, shall have and may exercise such limited authority as the Board may authorize. Such committee or committees shall have such name or names as the Board may from time to time determine. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority, or such other number as the Board may designate, of the members of any such committee shall constitute a quorum. Each such committee may make rules for the conduct of its business and fix the time and place of its meetings unless the Board shall otherwise provide.

          Section 9. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Article IV

INDEMNIFICATION

          With respect to an officer, director, or employee of the Corporation or of any wholly-owned subsidiary of the Corporation (Subsidiary), the Corporation shall indemnify, and with respect

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to any other individual the Corporation may indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of such Subsidiary, or is or was serving at the request of the Corporation or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation or such Subsidiary. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that

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the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or' such Subsidiary or a presumption that he was guilty of gross negligence or willful misconduct, or with respect to any criminal action or proceeding, a presumption that he had reasonable cause to believe that his conduct was unlawful.

          Any indemnification (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          Expenses incurred in defending an action, suit or proceeding, whether civil, criminal , administrative, arbitrative or investigative, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in the preceding paragraph upon receipt of an undertaking by or on behalf of the director,

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officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

          It is the intention of the Corporation that the indemnification set forth in this Article IV shall be applied to no less extent than the maximum indemnification permitted by law. Such indemnification shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of such person's heirs, executors, and administrators.

Article V

OFFICERS

          Section 1. The Board of Directors, as soon as reasonably practicable after the initial election of directors by shareholders in each year, shall elect a President, shall elect one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may elect such Assistant Secretaries, Assistant Treasurers and other officers, and appoint such other agents, as it may deem desirable. Any two or more offices may be held by the same person.

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          Section 2. The term of office. of all officers shall be until the next succeeding annual election of officers and until their respective successors shall have been elected and qualified; but any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the members of the Board whenever in their judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to contract rights, if any, of the person so removed, Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such authority and perform such duties in the management of the property, business 'and affairs of the Corporation as by custom generally pertain to their respective offices, as well as such authority and duties as from time to time may be conferred by the Board of Directors.

Article VI

CERTIFICATES OF STOCK

          Section 1. The shares of the capital stock of the Corporation shall be evidenced by certificates, in such form as the Board of Directors may from time to time prescribe. Such certificates shall be signed by the Chairman of the Board, the

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President, or a Vice President and by the Secretary or an Assistant' Secretary, and shall be sealed with the seal of the Corporation. In case any officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to hold such office at the date of its issue.

          Section 2. The shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person or by duly authorized attorney, upon surrender and cancellation of the certificates evidencing such shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

          Section 3. No certificate evidencing shares of the capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification of the Corporation and its agents by such person or persons and in such manner, as the Board of Directors may from time to time prescribe.

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Article VII

CHECKS, NOTES, CONTRACTS, ETC.

          All checks and drafts on the Corporation's bank accounts, bills of exchange, promissory notes, acceptances, obligations, other instruments for the payment of money, and endorsements other than for deposit in a bank account of the Corporation shall be signed by the Secretary or Treasurer and shall be countersigned by the President or a Vice President, unless otherwise authorized by the Board of Directors; provided that checks drawn on the Corporation's dividend and/or special accounts may bear the manual signature, or the facsimile signature, affixed thereto by a mechanical device, of such officer or agent as the Board of Directors shall authorize.

          All contracts, bonds and other agreements and undertakings of the Corporation shall be executed by the President, a Vice President, the Secretary or the Treasurer and by such other officer or officers, if any, as may be designated, from time to time, by the Board of Directors and, in the case of any such document required to be under seal, the corporate seal shall be affixed thereto and attested by the Secretary or an Assistant Secretary.

          Whenever any instrument is required by this Article to be signed by more than one officer of the Corporation, no person shall so sign in more than one capacity.

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Article VIII

FISCAL YEAR

          The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December following.

Article IX

AMENDMENTS

          Any By-Law (including these By-Laws) may be adopted, amended or repealed by the Board in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation.

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